Exhibit 99.1

Microsoft Cloud Strength Highlights Third Quarter Results

Commercial cloud annualized revenue run rate exceeds $10.0 billion; Windows 10 active on over 270 million devices

REDMOND, Wash. — April 21, 2016 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2016:

•	Revenue was $20.5 billion GAAP, and $22.1 billion non-GAAP
•	Operating income was $5.3 billion GAAP, and $6.8 billion non-GAAP
•	Net income was $3.8 billion GAAP, and $5.0 billion non-GAAP
•	Earnings per share was $0.47 GAAP, and $0.62 non-GAAP

“Organizations using digital technology to transform and drive new growth increasingly choose Microsoft as a partner,” said Satya Nadella, chief executive officer at Microsoft. “As these organizations turn to us, we’re seeing momentum across Microsoft’s cloud services and with Windows 10.”

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended March 31,

($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Earnings per Share
2015 As Reported (GAAP)	$21,729	$6,594	$4,985	$0.61
Integration and Restructuring Charges	-	190	119	0.01
2015 As Adjusted (non-GAAP)	$21,729	$6,784	$5,104	$0.62
2016 As Reported (GAAP)	$20,531	$5,283	$3,756	$0.47
Net Impact from Revenue Deferrals	1,545	1,545	1,217	0.15
2016 As Adjusted (non-GAAP)	$22,076	$6,828	$4,973	$0.62
Percentage Change Y/Y (GAAP)	(6)%	(20)%	(25)%	(23)%
Percentage Change Y/Y (non-GAAP)	2%	1%	(3)%	0%
Percentage Change Y/Y (non-GAAP) Constant Currency	5%	10%	6%	10%

During the quarter, Microsoft returned $6.4 billion to shareholders in the form of share repurchases and dividends.

This quarter’s income tax expense included a catch-up adjustment to account for an expected increase in the full year effective tax rate primarily due to the changing mix of revenue across geographies, as well as between cloud services and software licensing. As such, the GAAP and non-GAAP tax rates were 25% and 24%, respectively.

“Our continued operational and financial discipline drove solid results this quarter,” said Amy Hood, executive vice president and chief financial officer at Microsoft. “We remain focused on investing in our strategic priorities to drive long-term growth.”

Revenue in Productivity and Business Processes grew 1% (up 6% in constant currency) to $6.5 billion, with the following business highlights:

•	Office commercial products and cloud services revenue grew 7% in constant currency driven by Office 365 revenue growth of 63% in constant currency
•	Office consumer products and cloud services revenue grew 6% in constant currency with Office 365 consumer subscribers increasing to 22.2 million
•	Dynamics products and cloud services revenue grew 9% in constant currency with Dynamics CRM Online seat adds more than doubling year-over-year

Revenue in Intelligent Cloud grew 3% (up 8% in constant currency) to $6.1 billion, with the following business highlights:

•	Server products and cloud services revenue increased 5% in constant currency driven by double-digit annuity revenue growth
•	Azure revenue grew 120% in constant currency with usage of Azure compute and Azure SQL database more than doubling year-over-year
•	Enterprise Mobility customers more than doubled year-over-year to over 27,000, and the installed base grew nearly 4x year-over-year

Revenue in More Personal Computing grew 1% (up 3% in constant currency) to $9.5 billion, with the following business highlights:

•	Windows OEM revenue declined 2% in constant currency, outperforming the PC market, driven by higher consumer premium device mix
•	Surface revenue increased 61% in constant currency driven by Surface Pro 4 and Surface Book
•	Phone revenue declined 46% in constant currency
•	Xbox Live monthly active users grew 26% year-over-year to 46 million
•	Search advertising revenue excluding traffic acquisition costs grew 18% in constant currency with continued benefit from Windows 10 usage

“Digital transformation is the number one priority on our customers’ agenda. Companies from large established businesses to emerging start-ups are turning to our cloud solutions to help them move faster and generate new revenue,” said Kevin Turner, chief operating officer at Microsoft.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel and corporate secretary, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 21, 2017.

Adjusted Financial Results and non-GAAP Measures

During the third quarter of fiscal year 2016, GAAP revenue, operating income, net income, and earnings per share include the net impact from revenue deferrals. For the third quarter of fiscal year 2015, GAAP operating income, net income, and earnings per share include charges related to integration and restructuring expenses. These items are defined below. In addition to these financial results reported in accordance with GAAP, Microsoft has provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these non-GAAP measures gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definitions

Net Impact from Revenue Deferrals. Microsoft recorded a net $1.5 billion revenue deferral during the three months ended March 31, 2016, primarily related to Windows 10.

Integration and Restructuring Charges. Integration and restructuring expenses were $190 million during the three months ended March 31, 2015. Integration and restructuring expenses include employee severance expenses and costs associated with the consolidation of facilities and manufacturing operations related to restructuring activities, and systems consolidation and other business integration expenses associated with the acquisition of Nokia’s Devices and Services business.

Constant Currency

Microsoft presents constant currency information to provide a non-GAAP framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period non-GAAP results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. The non-GAAP financial measures presented below should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. All growth comparisons relate to the corresponding period in the last fiscal year.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Earnings per Share
2015 As Reported (GAAP)	$21,729	$6,594	$4,985	$0.61
2015 As Adjusted (non-GAAP)	$21,729	$6,784	$5,104	$0.62
2016 As Reported (GAAP)	$20,531	$5,283	$3,756	$0.47
2016 As Adjusted (non-GAAP)	$22,076	$6,828	$4,973	$0.62
Percentage Change Y/Y (GAAP)	(6)%	(20)%	(25)%	(23)%
Percentage Change Y/Y (non-GAAP)	2%	1%	(3)%	0%
Constant Currency Impact	$(838)	$(656)	$(443)	$(0.06)
Percentage Change Y/Y (non-GAAP) Constant Currency	5%	10%	6%	10%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2015 As Reported (GAAP)	$6,457	$5,903	$9,369
2016 As Reported (GAAP)	$6,522	$6,096	$9,458
Percentage Change Y/Y (GAAP)	1%	3%	1%
Constant Currency Impact	$(339)	$(282)	$(217)
Percentage Change Y/Y (GAAP) Constant Currency	6%	8%	3%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world and its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	laws and regulations relating to the handling of personal data may impede the adoption of our services or result in increased costs, legal claims or fines against us;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of April 21, 2016. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Revenue	$20,531	$21,729	$64,706	$71,400

Cost of revenue	7,722	7,161	24,801	25,570

Gross margin	12,809	14,568	39,905	45,830

Research and development	2,980	2,984	8,842	8,952

Sales and marketing	3,406	3,709	10,699	11,752

General and administrative	1,140	1,091	3,262	3,339

Impairment, integration, and restructuring	0	190	0	1,573

Operating income	5,283	6,594	17,102	20,214

Other income (expense), net	(247)	(77)	(698)	49

Income before income taxes	5,036	6,517	16,404	20,263

Provision for income taxes	1,280	1,532	2,728	4,875

Net income	$3,756	$4,985	$13,676	$15,388

Earnings per share:

Basic	$0.48	$0.61	$1.72	$1.87

Diluted	$0.47	$0.61	$1.70	$1.86

Weighted average shares outstanding:

Basic	7,895	8,167	7,952	8,215

Diluted	7,985	8,237	8,041	8,293

Cash dividends declared per common share	$0.36	$0.31	$1.08	$0.93

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Net income	$3,756	$4,985	$13,676	$15,388

Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $(30), $21, $(2), and $31)	(285)	401	(277)	967

Net unrealized gains (losses) on investments (net of tax effects of $186, $68, $(36), and $(158))	345	125	(66)	(295)

Translation adjustments and other (net of tax effects of $3, $(174), $(18), and $(432))	7	(438)	(339)	(909)

Other comprehensive income (loss)	67	88	(682)	(237)

Comprehensive income	$3,823	$5,073	$12,994	$15,151

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	March 31, 2016	June 30, 2015

Assets
Current assets:

Cash and cash equivalents	$7,170	$5,595

Short-term investments (including securities loaned of $241 and $75)	98,382	90,931

Total cash, cash equivalents, and short-term investments	105,552	96,526

Accounts receivable, net of allowance for doubtful accounts of $361 and $335	12,247	17,908

Inventories	2,450	2,902

Deferred income taxes	1,574	1,915

Other	6,598	5,461

Total current assets	128,421	124,712

Property and equipment, net of accumulated depreciation of $18,885 and $17,606	16,831	14,731

Equity and other investments	11,315	12,053

Goodwill	17,948	16,939

Intangible assets, net	4,459	4,835

Other long-term assets	2,895	2,953

Total assets	$181,869	$176,223

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,759	$6,591

Short-term debt	5,498	4,985

Current portion of long-term debt	0	2,499

Accrued compensation	4,276	5,096

Income taxes	685	606

Short-term unearned revenue	20,876	23,223

Securities lending payable	373	92

Other	5,887	6,766

Total current liabilities	44,354	49,858

Long-term debt	40,896	27,808

Long-term unearned revenue	5,017	2,095

Deferred income taxes	2,674	2,835

Other long-term liabilities	14,122	13,544

Total liabilities	107,063	96,140

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital - shares authorized 24,000; outstanding 7,870 and 8,027	68,012	68,465

Retained earnings	4,954	9,096

Accumulated other comprehensive income	1,840	2,522

Total stockholders’ equity	74,806	80,083

Total liabilities and stockholders’ equity	$181,869	$176,223

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Operations

Net income	$3,756	$4,985	$13,676	$15,388

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	1,707	1,515	4,712	4,464

Stock-based compensation expense	672	641	2,004	1,920

Net recognized losses (gains) on investments and derivatives	65	(55)	216	(179)

Deferred income taxes	351	253	177	868

Deferral of unearned revenue	13,073	10,163	36,066	28,385

Recognition of unearned revenue	(12,210)	(11,209)	(35,494)	(33,347)

Changes in operating assets and liabilities:

Accounts receivable	2,288	3,655	5,546	6,904

Inventories	241	(430)	408	157

Other current assets	(420)	(111)	(1,914)	(550)

Other long-term assets	7	(108)	58	341

Accounts payable	(129)	(390)	105	(912)

Other current liabilities	626	200	(1,293)	(1,952)

Other long-term liabilities	340	492	594	1,332

Net cash from operations	10,367	9,601	24,861	22,819

Financing

Proceeds from issuance (repayments) of short-term debt, maturities of 90 days or less, net	2,622	(6,575)	481	1,222

Proceeds from issuance of debt	25	10,680	13,274	10,680

Repayments of debt	(900)	0	(2,771)	(1,500)

Common stock issued	159	146	495	483

Common stock repurchased	(3,857)	(5,131)	(12,292)	(10,164)

Common stock cash dividends paid	(2,842)	(2,532)	(8,185)	(7,386)

Other	(123)	316	(366)	601

Net cash used in financing	(4,916)	(3,096)	(9,364)	(6,064)

Investing
Additions to property and equipment	(2,308)	(1,391)	(5,688)	(4,163)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(559)	(162)	(1,330)	(3,097)

Purchases of investments	(27,341)	(30,218)	(99,661)	(73,470)

Maturities of investments	5,192	5,561	16,229	9,643

Sales of investments	19,599	21,063	76,292	53,616

Securities lending payable	(66)	(334)	281	(463)

Net cash used in investing	(5,483)	(5,481)	(13,877)	(17,934)

Effect of exchange rates on cash and cash equivalents	17	(36)	(45)	(76)

Net change in cash and cash equivalents	(15)	988	1,575	(1,255)

Cash and cash equivalents, beginning of period	7,185	6,426	5,595	8,669

Cash and cash equivalents, end of period	$7,170	$7,414	$7,170	$7,414

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Revenue

Productivity and Business Processes	$6,522	$6,457	$19,518	$19,769

Intelligent Cloud	6,096	5,903	18,331	17,419

More Personal Computing	9,458	9,369	31,563	33,917

Corporate and Other	(1,545)	0	(4,706)	295

Total revenue	$20,531	$21,729	$64,706	$71,400

Operating Income (Loss)

Productivity and Business Processes	$2,994	$3,204	$9,461	$10,192

Intelligent Cloud	2,188	2,533	7,168	7,238

More Personal Computing	1,645	1,049	5,178	4,063

Corporate and Other	(1,544)	(192)	(4,705)	(1,279)

Total operating income	$5,283	$6,594	$17,102	$20,214